RECORDING REQUESTED BY AND            :
WHEN RECORDED MAIL TO:                :
                                      :
Weil, Gotshal & Manges LLP            :
767 Fifth Avenue                      :
New York, New York  10153-0119        :
Attention:  Managing Partner -        :
            Real Estate (NC)          :
- - --------------------------------------------------------------------------------
             SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE CA.A.



               FIRST LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                      from

                                 ANACOMP, INC.,
                                     Grantor

                                       to

                        Chicago Title Insurance Company,
                                     Trustee

                               FOR THE BENEFIT OF
                        THE BANK OF NEW YORK AS TRUSTEE,
                                   Beneficiary

                THE INDEBTEDNESS AND OBLIGATIONS SECURED BY
           THIS INSTRUMENT MATURE NOT LATER THAN ____________, 1999.

                   THIS INSTRUMENT SECURES PRESENT AND FUTURE
               INDEBTEDNESS, OBLIGATIONS, ADVANCES AND READVANCES
               UP TO A MAXIMUM PRINCIPAL AMOUNT OF $____________.



                         Dated as of ____________, 1996

               FIRST LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                TABLE OF CONTENTS
                                -----------------

Article                                                        Page
- - -------                                                        ----

1.  Warranty of Title............................................ 6
2.  Payment of Indebtedness...................................... 6
3.  Requirements; Proper Care and Use............................ 7
4.  Taxes on Trustee or Beneficiary.............................. 8
5.  Payment of Impositions.......................................10
6.  Deposits.....................................................11
7.  Insurance....................................................12
8.  Condemnation/Eminent Domain..................................18
9.  Sale and Lease of the Property...............................19
10.  Discharge of Liens..........................................20
11.  Right of Contest............................................20
12.  Subleases...................................................20
13.  Estoppel Certificates.......................................23
14.  Loan Document Expenses......................................23
15.  Beneficiary's Right to Perform..............................24
16.  Grantor's Existence.........................................24
17.  Trustee's and Beneficiary's Costs and Expenses..............24
18.  Defaults....................................................25
19.  Remedies....................................................27
20.  Security Agreement under Uniform Commercial Code............32
21.  Additional Representations and Warranties...................33
22.  No Waivers, Etc.............................................34
23.  Trust Funds.................................................35
24.  Additional Rights...........................................35
25.  Waivers by Grantor..........................................35
26.  Failure to Consent..........................................36
27.  No Joint Venture or Partnership.............................37
28.  Notices.....................................................37
29.  Inconsistency with the Indenture............................38
30.  Substitution or Resignation of Trustee......................39
31.  Conveyance by Trustee/Defeasance............................39
32.  No Modification; Binding Obligations........................39
34.  Miscellaneous...............................................43

Article                                                        Page
- - -------                                                        ----


35.  Enforceability..............................................44
36.  Receipt of Copy.............................................45
37.  Additional Provisions.......................................45


Exhibits
- - --------

Exhibit A  -  Description of the Land
Exhibit B  -  Description of the Subleases
Exhibit C  -  Permitted Encumbrances
Exhibit D  -  Description of the Lease

               FIRST LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


     THIS FIRST LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") dated as of ____________, 1996, by ANACOMP, INC., an Indiana corporation, having an office at 11550 North Meridian Street, Carmel, Indiana 46032, as trustor ("Grantor"), to Chicago Title Company, a Missouri corporation, having an address at 925 B Street, San Diego, California 92101, as trustee ("Trustee"), for the benefit of THE BANK OF NEW YORK as Trustee for the Holders (as defined in the Indenture, hereinafter defined), a New York banking corporation organized under the laws of New York State, as beneficiary ("Beneficiary").

     THIS DEED OF TRUST CONSTITUTES A FIXTURE FILING UNDER SECTION 9313 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF CALIFORNIA. TO THE EXTENT THE GOODS ARE FIXTURES UNDER THE LAWS OF THE STATE OF CALIFORNIA, THE FIXTURES ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY LOCATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED ON EXHIBIT A ATTACHED HERETO,
COMMONLY KNOWN BY THE STREET ADDRESS: 12365 CROSTHWAITE CIRCLE, POWAY, CALIFORNIA. THE NAME OF THE RECORD OWNER OF THE REAL PROPERTY IS ANACOMP, INC.

                              W I T N E S S E T H :


     WHEREAS, Grantor has executed and delivered to Beneficiary that certain Indenture, dated as of ____________, 1996 (as the same may be further amended, modified, supplemented or extended, the "Indenture") (capitalized terms not otherwise defined in this Deed of Trust shall have the meanings ascribed to them in the Indenture);

     WHEREAS, pursuant to the Indenture, Grantor has delivered to the Holders its 11-5/8% Senior Secured Notes due 1999 (the "Notes");

     WHEREAS, Grantor and Beneficiary intend these recitals to be a material part of this Deed of Trust;

     WHEREAS, as a condition to the issuance of the Notes, the Holders have required that Grantor enter into this Deed of Trust and grant to Beneficiary the liens and security interests referred to herein to secure:

     (a) the payment of (i) the principal amount of the Notes in the maximum aggregate amount of up to ____________________________ ($____________________)
pursuant to the terms and provisions of the Indenture, (ii) all interest accrued on the Notes pursuant to the terms and provisions of the Indenture, (iii) any and all other sums due or to become due under the Indenture, this Deed of Trust, the Notes or any of the other Loan Documents (hereinafter defined), (iv) any further or subsequent advances made under the Indenture, this Deed of Trust or any of the other Loan Documents, and (v) any extensions, renewals, replacements or modifications of the Indenture, the Notes or any of the other Loan Documents (the items set forth in clauses (i) through (v) hereof being hereinafter collectively referred to as the "Indebtedness"), and

     (b) the performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of Grantor (collectively the "Obligations") under
(i) this Deed of Trust, (ii) the Indenture, (iii) the Notes, (iv) the Collateral Documents (as defined in the Indenture), (v) any deeds of trust or mortgages in addition to this Deed of Trust now or hereafter made by Grantor to secure the Indebtedness (such additional deeds of trust and mortgages being hereinafter collectively referred to as the "Additional Mortgages"), (vi) any supplemental agreements, undertakings, instruments, documents or other writings executed by Grantor as a condition to advances under the Indenture or otherwise in connection with the Indenture, including, but without limiting the generality of the foregoing, (vii) all chattel mortgages, pledges, powers of attorney, consents, assignments, notices, leases and financing statements heretofore, now or hereafter executed by or on behalf of Grantor or any other Person (hereinafter defined) and/or delivered to Beneficiary in connection with the Indenture or the transactions contemplated thereby, and (viii) any extensions, renewals, replacements or modifications of any of the foregoing (this Deed of Trust, the Indenture, the Additional Mortgages and any other supplemental agreements, undertakings, instruments, documents or other writings executed in connection with any of the foregoing, together with (x) the foregoing powers of attorney, consents, assignments, notices, leases and financing statements, (y) any guarantees of the Indebtedness and the Obligations and (z) any deeds of trust, mortgages, security agreements or assignments now or hereafter made to secure the Indebtedness and the Obligations (all of the foregoing documents enumerated above in items (i) through (viii) being hereinafter collectively referred to as the "Loan Documents"), and in consideration of Ten Dollars ($10.00), in hand paid all good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Grantor does hereby irrevocably mortgage, give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, hypothecate, deposit, pledge, set over and confirm unto Trustee, and to its successors and assigns TO HAVE AND TO HOLD IN TRUST, WITH POWER OF SALE and the right of entry and possession for the benefit of Beneficiary the following described real and other property and all substitutions for and all replacements, reversions and remainders of such property, whether now owned or held or hereafter acquired by Grantor (collectively the "Property"):

     Grantor's leasehold estate in all those plots, pieces or parcels of land more particularly described in Exhibit A annexed hereto and made a part hereof together with the right, title and interest of Grantor, if any, in and to the streets and in and to the land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said land to the center line thereof, the air space and development rights pertaining to said land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging to, or in any way appertaining to, said land, all easements now or hereafter benefitting said land and all royalties and rights appertaining to the use and enjoyment of said land, including, but without limiting the generality of the foregoing, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights (collectively the "Land");

     TOGETHER with all of the right, title, interest and privileges of Grantor in, to, under and otherwise by virtue of the Agreement of Lease (the "Lease") more particularly described in Exhibit D annexed hereto and made a part hereof, and the leasehold estate created thereby (the "Leasehold Estate");

     TOGETHER with Grantor's interest in the buildings and other improvements now or hereafter erected on the Land (the buildings and other improvements being hereinafter collectively referred to as the "Buildings," and the Land together with the Buildings and the Fixtures (hereinafter defined), being hereinafter collectively referred to as the "Real Estate");

     TOGETHER with all and singular the reversion or reversions, remainder or remainders, rents, issues, profits and revenues of the Real Estate and all of the estate, right, title, interest, dower and right of dower, curtesy and right of curtesy, property, possession, claim and demand whatsoever, both in law and at equity, of Grantor of, in and to the Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in any way appertaining thereto;

     TOGETHER with all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions or replacements thereof now owned or hereafter acquired by Grantor and now or hereafter attached or affixed to, or constituting a part of, the Real Estate or any portion thereof (collectively the "Fixtures"), including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, it being understood and agreed that all of the Fixtures are appropriated to the use of the Real Estate and, for the purposes of this Deed of Trust, shall be deemed conclusively to be Real Estate and conveyed hereby;

     TOGETHER with Grantor's interest in all drainage, mineral, water, oil, gas, timber and sewer pipes, conduits and wires, and other facilities furnishing utility or other services and other similar rights now or hereafter benefitting the Real Estate or any portion thereof or appertaining thereto;

     TOGETHER with Grantor's right, title and interest in, to and under all leases, subleases, underlettings, concession agreements, licenses and other occupancy agreements which now or hereafter may affect the Real Estate or any portion thereof and under any and all guarantees, modifications, renewals and extensions thereof (collectively, the "Subleases"), and in and to any and all deposits made or hereafter made as security under the Subleases, subject to the prior legal rights under the Subleases of the sublessees making such deposits, together with any and all of the benefits, revenues, income, rents, issues and profits due or to become due or to which Grantor is now or hereafter may become entitled arising out of the Subleases or the Real Estate or any portion thereof (collectively the "Rents");

     TOGETHER with (a) all unearned premiums, accrued, accruing or to accrue under any insurance policies now or hereafter obtained by Grantor and Grantor's interest in and to all proceeds which now or hereafter may be paid in connection with the conversion of the Property or any portion thereof into cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance and any other insurance now or hereafter maintained with respect to the Real Estate or in connection with the use or operation thereof (collectively the "Insurance Proceeds"), and (b) all awards, payments and/or other compensation, together with the interest payable thereon and the right to collect and receive the same, which now or hereafter may be made with respect to the Property as a result of
(i) a taking by eminent domain, condemnation or otherwise, (ii) the change of grade of any street, road or avenue or the widening of any streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to, or decrease in the value of, the Property or any portion thereof (collectively the "Awards"), in any of the foregoing circumstances described in clauses (a) or (b) above to the extent of the entire amount of the Indebtedness outstanding as of the date of Beneficiary's receipt of any such Insurance Proceeds or Awards, notwithstanding that the entire amount of the Indebtedness may not then be due and payable, and also to the extent of reasonable attorneys' fees, costs and disbursements incurred by Trustee in connection with the collection of any such Insurance Proceeds or Awards. Grantor hereby assigns to Trustee and Beneficiary, and Beneficiary is hereby authorized to collect and receive, all Insurance Proceeds and Awards and to give proper receipts and acquittances therefor and to apply the same toward the Indebtedness as herein set forth notwithstanding that the entire amount of the Indebtedness may not then be due and payable. Grantor hereby agrees to make, execute and deliver, from time to time, upon demand, such further documents, instruments or assurances as may be requested by Trustee or Beneficiary to confirm the assignment of the Insurance Proceeds and the Awards to Trustee, free and clear of any interest of Grantor whatsoever therein and free and clear of any other liens, claims or encumbrances of any kind or nature whatsoever;

     TOGETHER with all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Real Estate, and in each such case, the foregoing shall be deemed a part of the Real Estate and shall become subject to the lien of this Deed of Trust as fully and completely, and with the same priority and effect, as though now owned by Grantor and specifically described herein, without any further deed of trust, mortgage, conveyance, assignment or other act by Grantor;

     TOGETHER with all of Grantor's rights to further encumber the Property for debt.

     TOGETHER with all goods, equipment, machinery, furniture, furnishings, Fixtures, appliances, inventory, building materials, chattels and articles of personal property (other than personal property which is or at any time has become hazardous or toxic waste or waste products or hazardous substances), including any interest therein now or at any time hereafter affixed to, attached to or used in any way in connection with or to be incorporated at any time into the Real Estate or placed on any part thereof wheresoever located, whether or not attached to or incorporated in the Real Estate, together with any and all replacements thereof, appertaining and adapted to the complete and compatible use, enjoyment, occupancy, operation or improvement of the Real Estate.

     TO HAVE AND TO HOLD the Property, and the rights and privileges hereby deeded or intended so to be unto the Trustee and its successors and assigns for the uses and purposes herein set forth, until the Indebtedness is fully paid and the Obligations are fully performed in accordance with the provisions set forth herein and in the other Loan Documents.

     Grantor, for itself and its successors and assigns, further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

     1. Warranty of Title. Grantor warrants to Trustee and Beneficiary that it has good and marketable title to the Leasehold Estate and Fixtures and has the right to convey the same in accordance with the provisions set forth in this Deed of Trust and that this Deed of Trust is subject only to the exceptions to title more particularly described in Exhibit C attached hereto and made a part hereof (collectively the "Permitted Encumbrances"). Grantor shall (a) preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same unto Trustee and Beneficiary against the claims of all and every person or persons, corporation or corporations and parties whomsoever, and (b) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time hereafter be required by Trustee or Beneficiary to confirm and fully protect the lien and priority of this Deed of Trust.

     2. Payment of Indebtedness. (a) Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Indenture and shall perform all of the Obligations in accordance with the provisions set forth herein and in the other Loan Documents.

          (b) Any payment made in accordance with the terms of this Deed of Trust by any person at any time liable for the payment of the whole or any part of the Indebtedness, or by any subsequent owner of the Property, or by any other person whose interest in the Property might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation or by any partner of a partnership which at any time may be liable for such payment or may own or have such an interest in the Property shall be deemed, as between Beneficiary and all persons who at any time may be liable as aforesaid or may own the Property, to have been made on behalf of all such persons.

     3. Requirements; Proper Care and Use. (a) To the extent required by the Indenture, subject to the right of Grantor to contest a Legal Requirement (hereinafter defined) as provided in Article 11 hereof and subject to the terms of the Lease, Grantor promptly shall comply with, or cause to be complied with, all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements (collectively "Legal Requirements") of every Governmental Authority (hereinafter defined) having jurisdiction over Grantor or the Property or the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration (hereinafter defined) of the Real Estate, without regard to the nature of the work to be done or the cost of performing the same, whether foreseen or unforeseen, ordinary or extraordinary, and shall perform, or cause to be performed, all obligations, agreements, covenants, restrictions and conditions now or hereafter of record which may be applicable to Grantor or to the Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of the Real Estate.

          (b) Except as otherwise provided in the Indenture, Grantor shall (i) not abandon the Real Estate or any portion thereof, (ii) maintain the Real Estate and Fixtures in good repair, order and condition, (iii) promptly make all necessary repairs, renewals, replacements, additions and improvements to the Real Estate and Fixtures, (iv) not commit or suffer waste with respect to the Real Estate and Fixtures, (v) refrain from impairing or diminishing the value or integrity of the Property or the priority or security of the lien of this Deed of Trust, (vi) not remove, demolish or materially alter any of the Real Estate or Fixtures without the prior written consent of Beneficiary in each instance, except that Grantor shall have the right to remove and dispose of, free of the lien of this Deed of Trust, such Fixtures as may, from time to time, become worn out or obsolete, provided that, simultaneously with or prior to such removal, any such Fixtures shall be replaced with other Fixtures which shall have a value and utility at least equal to that of the replaced Fixtures and which shall be free of any security agreements or other liens or encumbrances of any kind or nature whatsoever, and by such removal and replacement, Grantor shall be deemed to have subjected such replacement Fixtures to the lien and priority of this Deed of Trust, (vii) not make, install or permit to be made or installed, any alterations or additions to the Real Estate if doing so would, in the sole opinion of Beneficiary, impair to any extent the value of the Property, (viii) not make, suffer or permit any nuisance to exist on the Real Estate or any portion thereof, and (ix) permit Beneficiary and its agents, at all reasonable times and without prior notice, to enter upon the Real Estate for the purpose of inspecting and appraising the Real Estate or any portion thereof.

          (c) To the extent that Grantor retains control of same in accordance with the terms and conditions of the Lease, Grantor shall not by any act or omission permit any building or other improvement located on any property which is not subject to the lien of this Deed of Trust to rely upon the Real Estate or any portion thereof or any interest therein to fulfill any Legal Requirement and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Real Estate or any interest therein to be so used. The Real Estate is zoned as one or more lots separate and apart from all other premises and Grantor shall not, by any act or omission, impair the integrity of the Real Estate as such lot or lots or initiate or join in any zoning change, private easement or any other modification of the zoning regulating the Real Estate. Grantor shall not (i) impose any restrictive covenants or encumbrances upon the Real Estate, execute or file any subdivision plot affecting the Real Estate or consent to the annexation of the Real Estate to any municipality or
(ii) permit or suffer the Real Estate to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied deduction or easement. Any act or omission by Grantor which would result in a violation of any of the provisions of this Article 3 shall be null and void.

     4. Taxes on Trustee or Beneficiary. (a) If the United States of America, the State in which the Real Estate is located or any political subdivision thereof or any city, town, county or municipality in which the Real Estate is located or any agency, department, bureau, board, commission or instrumentality of any of the foregoing now existing or hereafter created (collectively "Governmental Authorities") shall levy, assess or charge any tax, assessment, fee or imposition upon this Deed of Trust or any other Loan Document, the Indebtedness, the interest of Trustee or Beneficiary in the Property, or Trustee or Beneficiary by reason of this Deed of Trust or any other Loan Document, the Indebtedness or Trustee's or Beneficiary's interest in the Property (individually a "Tax", and collectively "Taxes") (excepting therefrom any income tax on payments of interest made under the Indenture), Grantor shall pay all such Taxes to, for, or on account of, Trustee or Beneficiary, as the case may be, as they become due and payable and, on demand, shall furnish proof of such payment to Beneficiary. If Grantor shall fail to pay any such Tax then Mortgagee, at its option and without notice, may pay such Tax and, in such event, the amount so paid (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Property prior to any right or title to, interest in, or claim upon, the Property subordinate to the lien of this Deed of Trust, and (iii) immediately shall be due and payable, on demand, together with interest thereon at the rate of interest then payable under the Indenture including, in calculating such rate of interest, any additional interest which may be imposed under the Indenture by reason of any default thereunder (such rate of interest being hereinafter referred to as the "Interest Rate"), from the date of any such payment by Beneficiary to the date of repayment to Beneficiary. In the event of the passage of any law or regulation permitting, authorizing or requiring any such Tax to be levied, assessed or charged, which law or regulation, in the sole opinion of Beneficiary, may prohibit Grantor from paying any Taxes, to, for or on account of, Trustee or Beneficiary, or which may make such payment by Grantor result in the imposition of interest exceeding the maximum rate of interest then permitted by law, then, Beneficiary may declare the entire amount of the Indebtedness immediately due and payable.

          (b) If any Governmental Authority shall at any time require revenue, documentary or similar stamps to be affixed to this Deed of Trust or any other Loan Document or shall require the payment of any Taxes with respect to the ownership or recording of this Deed of Trust or any other Loan Document, Grantor, upon demand, shall pay for such stamps and/or such Taxes in the required amount and shall deliver the same to Beneficiary, together with a copy of the receipted bill therefor. If Grantor shall fail to pay for any such stamps, then, Beneficiary, at its option and without notice, may pay for the same and, in such event, the amount so paid (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Property prior to any right or title to, or interest in, or claim upon, the Property subordinate to the lien of this Deed of Trust, and (iii) immediately shall be due and payable, on demand, together with interest thereon at the Interest Rate from the date of any such payment by Beneficiary to the date of repayment to Beneficiary. Grantor shall indemnify Trustee and Beneficiary for, and shall hold Trustee and Beneficiary harmless from and against, any and all liability which Trustee and Beneficiary may incur on account of such revenue, documentary or other similar stamps or by reason of any Taxes referred to in Paragraphs 4(a) and 4(c) hereof whether such liability arises before or after payment of the Indebtedness and whether or not the lien of this Deed of Trust shall have been released.

          (c) In the event of the passage, after the date of this Deed of Trust, of any law of the jurisdiction in which the Real Estate is located which shall deduct from the value of the Property, for purposes of taxation, any lien thereon or shall change in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for State or local purposes or the manner of the collection of any such taxes and shall impose any Tax, either directly or indirectly, on this Deed of Trust or any other Loan Document, then, Beneficiary may declare the entire amount of the Indebtedness immediately due and payable; provided, however, that such election shall be ineffective if Grantor is exempt from payment of such Tax or, if not exempt from payment of such Tax or, if Grantor shall be permitted by law to pay the whole of such Tax in addition to all other payments required hereunder and under the other Loan Documents and if Grantor shall pay such Taxes when the same shall be due and payable and shall agree in writing to pay such Taxes when thereafter levied or assessed against the Property.

     5. Payment of Impositions. (a) Subject to the provisions of Article 11 hereof and as may be required by the Lease, not later than the date on which payment of the same shall be due, that is, the day before the date on which any fine, penalty, interest, late charge or loss may be added thereto or imposed by reason of the non-payment thereof, Grantor shall pay and discharge all Taxes (including, but without limiting the generality of the foregoing, all real property taxes and assessments, personal property taxes, income, franchise, withholding, profits and gross receipts taxes), charges for any easement or agreement maintained for the benefit of the Property or any portion thereof, general and special assessments and levies, permit, inspection and license fees, water and sewer rents and charges and any other charges of every kind and nature whatsoever, foreseen or unforeseen, ordinary or extraordinary, public or private, which, at any time, are imposed upon or levied or assessed against Grantor or the Property or any portion thereof, or which arise with respect to, or in connection with, the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of the Real Estate or any portion thereof, together with any penalties, interest or late charges which may be imposed in connection with any of the foregoing (all of the foregoing taxes, assessments, levies and other charges, together with such interest, penalties and late charges, being hereinafter collectively referred to as "Impositions"). If, however any Legal Requirement shall allow that any Imposition may, at Grantor's option, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may exercise the option to pay such Imposition in such installments, and, in such event, Grantor shall be responsible for the payment of all such installments, together with the interest, if any, thereon, in accordance with the provisions of the applicable Legal Requirement. Not later than the date on which each Imposition is due and payable, Grantor shall deliver to Beneficiary evidence acceptable to Beneficiary showing the payment of such Imposition. Grantor also shall deliver to
Beneficiary, within ten (10) days after receipt thereof, copies of all settlements and notices pertaining to any Imposition which may be issued by any Governmental Authority.

          (b) Nothing contained in this Deed in Trust shall affect any right or remedy of Beneficiary under this Deed of Trust or otherwise to pay, without notice or demand to Grantor, any Imposition from and after the date on which such Imposition shall have become due and payable and, in such event, the amount so paid (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Property prior to any right or title to, interest in, or claim upon, the Property subordinate to the lien of this Deed of Trust, and (iii) shall be immediately due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Beneficiary to the date of repayment to Beneficiary.

     6. Deposits. Provided that Grantor does not deposit the annual Impositions and Insurance Premiums with the fee holder of the Real Estate in accordance with the terms and conditions of the Lease, Grantor, at Beneficiary's option, shall deposit with Beneficiary on the first day of each month from and after the date hereof, an amount equal to one-twelfth (1/12th) of (a) the annual Impositions, and (b) the annual premiums for the insurance required to be provided hereunder with respect to the Real Estate (such premiums for insurance being hereinafter referred to as "Insurance Premiums"). The amount of annual Impositions and Insurance Premiums, when unknown, shall be estimated by Beneficiary. Such deposits shall be used by Beneficiary to pay Impositions and Insurance Premiums when due. From time to time, on demand, Grantor shall pay to Beneficiary additional sums sufficient to permit payment of the next due installments of Impositions and Insurance Premiums, if, and to the extent that, the required monthly deposits thereafter falling due before the respective payment dates would otherwise be insufficient to permit the full payment thereof. Upon any failure of Grantor to make any payment of the Indebtedness when due and payable or to perform any of the Obligations in accordance with the provisions of this Deed of Trust or any other Loan Document, Beneficiary may apply any funds deposited with Beneficiary for Impositions or Insurance Premiums to the payment of any of the Indebtedness or to the performance of any such Obligation. To the extent permitted by law, the sums deposited pursuant to this Article 6 shall bear no interest and may be commingled with other funds of Beneficiary. Upon an assignment of this Deed of Trust, Beneficiary shall have the right to pay over the balance of any sums deposited pursuant to this Article 6 and then in its possession to Beneficiary's assignee, and, thereupon, Beneficiary shall be completely released from all liability with respect to such sums and Grantor shall look solely to Beneficiary's assignee with respect thereto. The foregoing provisions shall apply to every transfer of such deposits to a new assignee. Upon payment of the entire amount of the Indebtedness and performance of the Obligations in accordance with the provisions of this Deed of Trust and the other Loan Documents, or, at the election of Beneficiary, at any prior time, the balance of the deposits then in Beneficiary's possession shall be paid over to the record owner of the Property. Grantor, at Beneficiary's request, shall make the aforesaid deposits with such servicer or financial institution as Beneficiary from time to time shall designate. Notwithstanding the foregoing, Beneficiary agrees not to require deposits for Impositions or Insurance Premiums unless and until Grantor shall have failed to pay such Impositions and Insurance Premiums directly to the respective governmental agencies and insurance companies when due and payable, on two occasions in any one calendar year.

     7. Insurance. (a) To the extent not inconsistent with the terms of the Lease, Grantor shall keep all improvements on said land, now or hereafter erected, constantly insured pursuant to the terms of the Indenture, including, but not limited to, the following:

          (i) Grantor shall provide and keep in full force and effect, or cause to be provided and kept in full force and effect, for the benefit of Beneficiary, as hereinafter provided:

               a.  insurance for the Buildings and the Fixtures (w) against loss or damage by fire, lightning, windstorm, tornado, hail and such other further and additional hazards of whatever kind or nature as are now or hereafter may be covered by standard extended coverage "all risk" endorsements (including, but without limiting the generality of the foregoing, and specifically, vandalism, malicious mischief and damage by water), (x) against flood disaster pursuant to the Flood Disaster Protection Act of 1973, 84 Stat. 572, 42 U.S.C. 4001 if the Real Estate is located in an area identified by the United States Department of Housing and Urban Development as a flood hazard area, (y) against loss of rentals and business interruption due to any of the foregoing causes, and (z) when and to the extent required by Beneficiary, against any other risk insured against by persons operating properties similar to the Real Estate and located in the vicinity of the Real Estate or operations similar to the operations conducted at the Real Estate;

               b. insurance for demolition and increased cost of construction coverage;

               c. if a sprinkler system shall be located in the Buildings, sprinkler leakage insurance;

               d. comprehensive public liability insurance with respect to the Real Estate and the operations related thereto, whether conducted on or off the Real Estate, against liability for personal injury, including bodily injury and death, and property damage. Such comprehensive public liability insurance shall be on an occurrence basis and shall specifically include, but not be limited to, sprinkler leakage legal liability (if a sprinkler shall be located in the Buildings), water damage legal liability, products liability, motor vehicle liability for all owned and non-owned vehicles, including rented and leased vehicles, and contractual indemnification;

               e. contingent liability insurance in connection with any loss arising from the fact or claim that a Building is or is deemed to be a non-conforming property; and

               f. such other insurance in such amounts as may from time to time reasonably be required by Beneficiary against such other insurable hazards as at the time are commonly insured against in the case of properties similar to the Real Estate and located in the vicinity of the Real Estate or operations similar to the operations conducted at the Real Estate.

All insurance provided hereunder shall be in such form and in such amounts as, from time to time, shall be acceptable to Beneficiary, in its reasonable discretion, shall name Beneficiary as a named insured under a standard "non-contributory mortgagee" endorsement or its equivalent, which shall be acceptable to Beneficiary, shall provide for loss payable to Beneficiary, shall be provided by insurance companies which have a Best's rating of at least "AXII" and otherwise shall be acceptable to Beneficiary in its sole discretion. Anything contained herein to the contrary notwithstanding, in no event shall the insurance provided herein be in an amount which is less than One Hundred Percent (100%) of the full replacement cost of the Buildings and the Fixtures, including the cost of debris removal, but excluding the value of foundations and excavations, as determined from time to time by Beneficiary. Every policy of insurance referred to in this Article 7 shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days prior written notice to Beneficiary and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Grantor or Beneficiary which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (A) occupancy or use of the Property for purposes more hazardous than permitted by the terms of such policy, (B) any foreclosure or other action or proceeding taken by Beneficiary pursuant to this Deed of Trust upon the happening of a Default (hereinafter defined) or (C) any change in title or ownership of the Property. Grantor shall assign and deliver to Beneficiary all such policies of insurance, or duplicate originals thereof and a certificate of insurance, certified to Beneficiary by the insurer as being true copies, as collateral and further security for payment of the Indebtedness and performance of the Obligations. If any insurance required to be provided hereunder shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of the Real Estate or any portion thereof, or become void or questionable by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever any such insurance shall become unsatisfactory to Beneficiary, Grantor immediately shall obtain new or additional insurance which shall be satisfactory to Beneficiary in its reasonable discretion. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects.

          (ii) Grantor shall:

               a. pay or cause to be paid as they become due all premiums for the insurance required hereunder and

               b. not later than the expiration of each such policy, deliver a renewal policy or a duplicate original thereof or certificates thereof to Beneficiary by the insurer as being a true copy evidencing the insurance required to be provided hereunder, marked "premium paid", or accompanied by such other evidence of payment as shall be satisfactory to Beneficiary in its sole discretion.

          (iii) If Grantor shall be in default of its obligation to so insure or deliver any such prepaid policy or policies of insurance to Beneficiary in accordance with the provisions hereof, Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and, in such event, the amount of all such premium or premiums:

               a. shall be deemed to be Indebtedness,

               b. shall be a lien on the Property prior to any right or title to, or interest in, or claim upon, the Property subordinate to the lien of this Deed of Trust and

               c. shall be immediately due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Beneficiary to the date of repayment to Beneficiary.

          (iv) Grantor shall increase the amount of insurance required herein at the time that each such policy of insurance is renewed (but, in no event, less frequently than once during each twelve (12) month period) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement cost of the Buildings and the Fixtures since the most recent adjustment to any such policy and, if there shall have been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

          (v) Grantor promptly shall comply with, and shall cause the Buildings and the Fixtures to comply with, (i) all of the provisions of each such insurance policy, and (ii) all of the requirements of the insurers thereunder applicable to Grantor or to any of the Buildings or the Fixtures or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration (hereinafter defined) of any of the Buildings or the Fixtures, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Real Estate or any portion thereof. If Grantor shall use the Real Estate or any portion thereof in any manner which would permit the insurer to cancel any insurance required to be provided hereunder, Grantor immediately shall obtain a substitute policy which shall be satisfactory to Beneficiary and which shall be effective on or prior to the date on which any such other insurance policy shall be cancelled. Grantor shall assign and deliver to Beneficiary all such policies of insurance, or duplicate originals thereof and a certificate of insurance, certified to Beneficiary by the insurer as being true copies, as collateral and further security for payment of Indebtedness and performance of the Obligations.

               (b) If the Buildings or the Fixtures or any portion thereof shall be damaged, destroyed or injured by fire or any other casualty (whether insured or uninsured), Grantor shall give immediate notice thereof to Beneficiary, and, provided that Beneficiary shall have notified Grantor of Beneficiary's election to apply the Insurance Proceeds (if any) or any portion thereof paid on account thereof to Grantor toward the Restoration of the Buildings or the Fixtures in accordance with the provisions of Paragraph 7(c) hereof, then, Grantor promptly shall commence and diligently shall continue and complete the repair, restoration, replacement or rebuilding (hereinafter referred to as "Restoration") of the Buildings and the Fixtures so damaged, destroyed or injured substantially to their value, condition and character immediately prior to such damage, destruction or injury, in accordance with plans and specifications (bearing the signed approval of an architect satisfactory to Beneficiary) which shall have been approved by Beneficiary prior to the commencement of such Restoration. Grantor diligently shall complete, and pay for the cost of, the Restoration of the Buildings and the Fixtures located on the Land which are at any time in the process of construction, alteration or Restoration. Notwithstanding any damage to, or destruction of, or injury to, the Buildings or the Fixtures or any portion thereof by fire or other casualty, Grantor shall continue to make all payments due under this Deed of Trust and under the Indenture and the other Loan Documents in accordance with the provisions of this Deed of Trust, the Indenture and the applicable provisions of the other Loan Documents. Any Insurance Proceeds remaining after completion of such Restoration shall be retained by Beneficiary and shall be applied to the payment of the Indebtedness then outstanding, in such proportion and priority as Beneficiary, in its sole discretion, may elect.

               (c) All Insurance Proceeds which are payable to Grantor in connection with any damage to, or destruction of, or injury to, the Buildings or the Fixtures shall be paid to Beneficiary, and Beneficiary is hereby authorized to adjust, collect and compromise, in its sole discretion, all claims under all policies of insurance and to execute and deliver on behalf of Grantor all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Grantor agrees to execute, upon demand by Beneficiary, all such proofs of loss, receipts, vouchers and releases and to cooperate with Beneficiary in connection therewith. Each insurer is hereby authorized and directed to make payment of any Insurance Proceeds under any policies of insurance, including the return of unearned premiums, directly to Beneficiary instead of to Grantor and Beneficiary jointly and Beneficiary is hereby authorized to endorse any draft therefor as Grantor's attorney-in-fact. So long as (i) no Default under this Deed of Trust, or (ii) any event, which, but for the giving of notice or passage of time, or both, would constitute a Default under this Deed of Trust shall have occurred, Beneficiary shall pay the Insurance Proceeds or any portion thereof (after deducting therefrom all costs and expenses, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements, incurred by Trustee or Beneficiary in connection with the collection thereof) to Grantor, in accordance with the terms and conditions of the Indenture, and further on such terms and conditions as Beneficiary, in its sole discretion, may specify, for the sole purpose of Grantor's Restoration of the Buildings and the Fixtures so damaged, destroyed or injured, it being understood and agreed, however, that Beneficiary shall have no obligation whatsoever to see to the proper application of any Insurance Proceeds so paid to Grantor. Reduction of the outstanding amount of the Indebtedness resulting from the application of any such Insurance Proceeds to such Indebtedness by Beneficiary shall be deemed to take effect only on the date of Beneficiary's receipt of such Insurance Proceeds and its election to apply the same against the Indebtedness then outstanding hereunder. If, prior to the receipt by Beneficiary of any Insurance Proceeds, the Property or any portion thereof shall have been sold by Trustee pursuant to the power of sale provided herein, Beneficiary shall have the right to receive the Insurance Proceeds to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Deed of Trust shall have been sought or recovered or denied, together with interest thereon at the Interest Rate, and the reasonable attorneys' fees, costs and disbursements incurred by Trustee and Beneficiary in connection with the collection of the Insurance Proceeds. Anything contained in this Deed of Trust or any Legal Requirement to the contrary notwithstanding, Beneficiary shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any Insurance Proceeds.

               (d) The insurance required by this Deed of Trust may, at the option of Grantor, be effected by blanket and/or umbrella policies issued to Grantor covering the Buildings and the Fixtures as well as other properties (real and personal) which are owned or leased by Grantor, provided that, in each case, the policies otherwise comply with the provisions of this Deed of Trust and allocate to the Buildings and the Fixtures, from time to time, the coverage specified by Beneficiary, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Deed of Trust shall be effected by any such blanket or umbrella policies, Grantor shall furnish to Beneficiary original policies or duplicate originals thereof, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Buildings and the Fixtures.

               (e) Any conveyance of the Property, in accordance with the provisions hereof, shall transfer therewith all of Grantor's interest in all insurance policies then covering the Buildings and the Fixtures or the operations conducted at the Real Estate, including, but without limiting the generality of the foregoing, any unearned premiums.

     8. Condemnation/Eminent Domain. (a) Notwithstanding (i) any taking by eminent domain, condemnation or otherwise of all or any portion of the Property, or (ii) the change of grade of any street, road or avenue or the widening of streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to, or decrease in value of, the Property caused in any manner by any Governmental Authority (any of the foregoing events being hereinafter referred to as a "Taking"), Grantor shall continue to make all payments due under this Deed of Trust and under the Indenture and the other Loan Documents in accordance with the provisions of this Deed of Trust, the Indenture and the applicable provisions of the other Loan Documents. Grantor shall notify Beneficiary immediately upon obtaining knowledge of the institution of any proceedings for any Taking or of any contemplated Taking. All Awards payable to Grantor under the Lease made in connection with any Taking shall be paid to Beneficiary free and clear of all liens and encumbrances and shall be held by it in accordance with the terms of the Indenture. Beneficiary is hereby authorized to collect any Award and to negotiate and settle, in its sole discretion, any such proceedings with respect to a Taking and the amount of any Award to be made in connection therewith and to execute and deliver on behalf of Grantor all necessary proofs of loss, receipts, vouchers and releases required in connection with any Taking. Grantor agrees to execute, upon demand by Beneficiary, all such proofs of loss, receipts, vouchers and releases and to cooperate with Beneficiary in connection therewith. Each Governmental Authority is hereby authorized and directed to make payment of any Award made in connection with any Taking directly to Beneficiary instead of to Grantor and Beneficiary jointly and Beneficiary is hereby authorized to endorse any draft therefor as Grantor's attorney-in-fact. Subject to the terms and conditions of the Indenture and so long as (i) no Default under this Deed of Trust, or (ii) any event, which, but for the giving of notice or passage of time, or both, would constitute a Default under this Deed of Trust, shall have occurred, Beneficiary shall pay the Award or any portion thereof (after deducting therefrom all costs and expenses, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements, incurred by Trustee and Beneficiary in connection with the collection thereof), to Grantor, on such terms and conditions as Beneficiary, in its sole discretion, may specify, for the sole purpose of Grantor's Restoration of the Buildings and the Fixtures remaining after any such Taking, it being understood and agreed, however, that Beneficiary shall have no obligation whatsoever to see to the proper application of any Award so paid to Grantor.
Reduction of the outstanding amount of the Indebtedness resulting from the application of any such Award by Beneficiary shall be deemed to take effect only on the date of Beneficiary's receipt of such Award and its election to apply the same against the Indebtedness then outstanding hereunder. If, prior to the receipt by Beneficiary of any Award, the Property or any portion thereof shall have been sold by Trustee pursuant to the power of sale provided herein, Beneficiary shall have the right to receive the Award to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Deed of Trust shall have been sought or recovered or denied, together with interest thereon at the Interest Rate, and the reasonable attorneys' fees, costs and disbursements incurred by Trustee and Beneficiary in connection with the collection of the Award.

          (b) If there shall be any Taking, then, provided that Beneficiary shall have notified Grantor of Beneficiary's election to apply the Award or any portion thereof paid on account of such Taking to Grantor toward the Restoration of the Buildings and the Fixtures remaining after the Taking, in accordance with the provisions of Paragraph 8(a) hereof, then, Grantor promptly shall commence and diligently shall continue and complete the Restoration of the Buildings and the Fixtures remaining after such Taking substantially to their value, condition and character immediately prior to such Taking, in accordance with plans and specifications which shall have been approved by Beneficiary prior to the commencement of such Restoration. Grantor diligently shall complete, and pay for the cost of, the Restoration of any Buildings or Fixtures located on the Land which are at any time in the process of construction, alteration or Restoration. Any Award remaining after completion of such Restoration shall be retained by Beneficiary and shall be applied to the payment of the Indebtedness then outstanding, in such proportion and priority as Beneficiary, in its sole discretion, may elect.

     9. Sale and Lease of the Property. Except as provided in the Indenture, Grantor shall not, at any time, whether voluntarily or involuntarily, without the prior written consent of Beneficiary in each instance,

          (a) sell, assign, transfer or convey all or any part of the Property or any interest therein; or

          (b) lease or sublease the Real Estate or any portion thereof except in accordance with the terms hereof; or

          (c) (i) make any new or additional deed of trust, mortgage or other loan which is secured by the Property or any portion thereof (whether superior or junior to the lien of this Deed of Trust and whether recourse or non-recourse) unless such loan is made by Beneficiary, or (ii) except for the Permitted Encumbrances and subject to the provisions of Articles 10 and 11, otherwise create, grant, permit or suffer any lien, security interest, claim, charge or encumbrance of any kind or nature whatsoever, whether recorded or unrecorded, against the Property or any portion thereof.

     10. Discharge of Liens. Subject to the terms and conditions of the Indenture, Grantor at all times shall keep the Property free from the liens of mechanics, laborers, contractors, subcontractors and materialmen and, except for the Permitted Encumbrances and any new or additional deeds of trust or mortgages which may be made to Beneficiary, free from any and all other liens, claims, charges or encumbrances of any kind or nature whatsoever.

     11. Right of Contest. To the extent permitted by the Indenture, Grantor, at its sole cost and expense, may, in good faith, contest, by proper legal actions or proceedings, the validity of any Legal Requirement or the application thereof to Grantor or the Property, or the validity or amount of any Imposition or the validity of the claims of any mechanics, laborers, subcontractors, contractors or materialmen.

     12. Subleases. (a) Except to the extent permitted by the Indenture, Grantor has no right or power, as against Beneficiary, without the prior written consent of Beneficiary in each case (i) to enter into any Subleases or to modify, amend, cancel, extend, renew, accept for surrender or otherwise change in any manner any of the terms, covenants or conditions of any Subleases, (ii) to consent to any assignment of any Sublease or any subletting of the portion of the Real Estate subject to any Sublease, or (iii) to assign, mortgage or otherwise encumber any of the Subleases or any of the Rents due or to become due thereunder or to which Beneficiary may now or hereafter become entitled, or (iv) to accept prepayments of installments of rent for more than thirty (30) days in advance of the time when the same shall become due or to anticipate the rents thereunder, except for security deposits not in excess of one (1) month's rent. Grantor shall notify Beneficiary not later than six (6) months prior to the date of the expiration of the term of any Sublease of its intention either to renew or not renew any such Sublease and if Grantor shall intend to renew the Sublease, the terms and conditions of any such renewal Sublease.

          (b) In addition to containing such other terms and conditions as Beneficiary shall approve, each Sublease which shall be entered into in accordance with the provisions hereof shall (i) not permit the sublessee thereunder to terminate or invalidate the terms of its Sublease as a result of any action taken by Trustee or Beneficiary to enforce any right or remedy under this Deed of Trust, including, but without limiting the generality of the foregoing, any sale of the Property or any portion thereof by Trustee pursuant to the power of sale provided herein or otherwise, (ii) include a subordination clause providing that the Sublease and the interest of the sublessee thereunder in the Property are in all respects subject and subordinate to this Deed of Trust, (iii) provide that, at the option of Beneficiary or the purchaser at a sale by Trustee pursuant to the power of sale provided herein or otherwise or the grantee in a voluntary conveyance in lieu of such Trustee's sale, the sublessee thereunder shall attorn to Beneficiary or to such purchaser or grantee under all of the terms of the Sublease and recognize such entity as the sublessor under the Sublease for the balance of the term of the Sublease, and
(iv) provide that, in the event of the enforcement by Beneficiary of the rights and remedies provided by law or in equity or by this Deed of Trust, any person succeeding to the interest of Beneficiary as a result of such enforcement shall not be bound by any prepayment of installments of rent for more than thirty (30) days in advance of the time when the same shall become due or any amendment, modification, extension, cancellation or renewal of the Sublease made without the prior written consent of Beneficiary.

          (c) As to any Subleases which shall be consented to by Beneficiary, Grantor shall (i) promptly perform all of the provisions of the Subleases on the part of the sublessor thereunder to be performed, (ii) promptly enforce all of the provisions of the Subleases on the part of the sublessees thereunder to be performed, (iii) refrain from taking any action which would result in the termination of the Sublease by any lessee thereunder or the diminution of the Rents thereunder, (iv) appear in and prosecute or defend any action or proceeding arising under, growing out of, or in any manner connected with, the Subleases or the obligations of the sublessor or the sublessees thereunder, as the case may be, (v) exercise, within five (5) days after demand by Beneficiary, any right to request from the sublessee under any Sublease a certificate with respect to the status thereof, (vi) deliver to Beneficiary, within five (5) days after demand by Beneficiary, a written statement containing the names of all sublessees, the terms of all Subleases and the spaces occupied and rentals payable thereunder and a statement of all Subleases which are then in default, including the nature and magnitude of any such default, (vii) provide Beneficiary with a copy of each notice of default received by Grantor under any Sublease immediately upon receipt thereof and deliver to Beneficiary a copy of each notice of default sent by Grantor under any Sublease simultaneously with its delivery of such notice under such Sublease, and (viii) promptly deliver to Beneficiary a fully executed counterpart of each Sublease upon the execution of the same. All Subleases, if any, shall be subject and subordinate to this Deed of Trust.

          (d) Grantor hereby assigns to Beneficiary, from and after the date hereof (including any period allowed by law for redemption after any sale by Trustee or otherwise as provided herein), primarily, on a parity with the Property, and not secondarily, as further security for the payment of the Indebtedness and the performance of the Obligations, the Subleases and the Rents. Nothing contained in this Article 12 shall be construed to bind Beneficiary to the performance of any of the terms, covenants, conditions or agreements contained in any Sublease or otherwise impose any obligation on Beneficiary (including, but without limiting the generality of the foregoing, any liability under the covenant of quiet enjoyment contained in any Sublease in the event that any sublessee shall have been joined as a party defendant in any action commenced by reason of a Default hereunder or in the event of the sale of the Property by Trustee pursuant to the power of sale contained herein or otherwise or in the event any sublessee shall have been barred and foreclosed of any or all right, title and interest and equity of redemption in the Property), except that Beneficiary shall be accountable for any money actually received pursuant to the aforesaid assignment. Grantor hereby further grants to Beneficiary the right, but not the obligation (i) to enter upon and take possession of the Real Estate for the purpose of collecting the Rents, (ii) to dispossess by the usual summary proceedings any sublessee defaulting in making any payment due under any Sublease to Beneficiary or defaulting in the performance of any of its other obligations under its Sublease, (iii) to let the Real Estate or any portion thereof, (iv) to apply the Rents on account of the Indebtedness, and (v) to perform such other acts as Beneficiary is entitled to perform pursuant to this Article 12. Such assignment and grant shall continue in effect until the entire amount of the Indebtedness shall be paid in full and all of the Obligations shall be fully performed in accordance with this Deed of Trust and the other Loan Documents, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Real Estate by Beneficiary pursuant to such grant, whether or not the Property shall have been sold by the Trustee pursuant to the power of sale contained herein or otherwise and without applying for a receiver. The foregoing provisions hereof shall constitute an absolute and present assignment of Rents from the Real Estate. Notwithstanding the foregoing, Beneficiary grants to Grantor, not as a limitation or condition hereof, but as a personal covenant available only to Grantor and its successors and not to any sublessee or other person, a license to collect all of the Rents and to retain, use and enjoy the same, unless a Default shall exist hereunder, or unless any event shall have occurred which, with the giving of notice or the lapse of time, or both, would constitute a Default hereunder. In the event of any Default hereunder, Grantor shall pay monthly, in advance, to Beneficiary, upon Beneficiary's entry into possession pursuant to the foregoing grant, or to any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of the Real Estate and, upon the failure of Grantor to make any such payment, Grantor shall vacate and surrender the possession of the Real Estate to Beneficiary or to such receiver, and upon Grantor's failure to so vacate and surrender, Grantor may be evicted by summary proceedings.

          (e) Grantor shall receive the Rents as set forth in Section 12(d) hereof and shall hold the right to receive the Rents as a trust fund to be applied first to the payment of Impositions and then to the payment of the Indebtedness and, thereafter, to the payment of Insurance Premiums for policies required to be provided hereunder before using any part of the total of the same for any other purpose.

          (f) Upon notice and demand, Grantor shall, from time to time, execute, acknowledge and deliver to Beneficiary, or shall cause to be executed, acknowledged and delivered to Beneficiary, in form satisfactory to Beneficiary, one or more separate assignments (confirmatory of the general assignment provided in this Article 12) of the sublessor's interest in any Sublease. Grantor shall pay to Beneficiary the reasonable expenses incurred by Beneficiary in connection with the preparation and recording of any such instrument.

     13. Estoppel Certificates. Grantor, within five (5) business days after request by Beneficiary, shall deliver, in form satisfactory to Beneficiary, in its sole discretion, a written statement, duly executed and acknowledged, setting forth the amount of the Indebtedness then outstanding and whether any offsets, claims, counterclaims or defenses exist against the Indebtedness secured by this Deed of Trust, and if any are alleged to exist, the nature thereof shall be set forth in detail.

     14. Loan Document Expenses. . Grantor shall pay, together with any interest or penalties imposed in connection therewith, all expenses incident to the preparation, execution, acknowledgement, delivery and/or recording of this Deed of Trust and the other Loan Documents, including, but without limiting the generality of the foregoing, all filing, registration and recording fees and charges, documentary stamps, intangible taxes and all Federal, State, county and municipal taxes, duties, imposts, assessments and charges now or hereafter required by reason of, or in connection with, this Deed of Trust or any other Loan Document and, in any event, otherwise shall comply with the provisions set forth in Article 4 hereof.

     15. Beneficiary's Right to Perform. In the event of any Default hereunder, Beneficiary may (but shall be under no obligation to) at any time perform the Obligations, without waiving or releasing Grantor from any Obligations or any Default under this Deed of Trust, and, in such event, the cost thereof, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements incurred in connection therewith (a) shall be deemed to be Indebtedness, (b) shall be a lien on the Property prior to any right or title to, interest in, or claim upon, the Property subordinate to the lien of this Deed of Trust, and (c) shall be payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Beneficiary to the date of repayment to Beneficiary. No payment or advance of money by Beneficiary pursuant to the provisions of this Article 15 shall cure, or shall be deemed or construed to cure, any such Default by Grantor hereunder or waive any rights or remedies of Beneficiary hereunder or at law or in equity by reason of any such Default.

     16. Grantor's Existence. Subject to the provisions of the Indenture, Grantor shall do all things necessary to preserve and keep in full force and effect its existence, rights and privileges under the laws of the State in which the Property is located and its right to own property and transact business in such State.

     17. Trustee's and Beneficiary's Cost and Expenses. If (a) Grantor shall fail to make any payment of Indebtedness when the same shall be due and payable, or shall fail to perform any of the Obligations under this Deed of Trust or any other Loan Document, or (b) Trustee and/or Beneficiary shall exercise any of their respective rights or remedies hereunder, or (c) any action or proceeding is commenced in which it becomes necessary to defend or uphold the lien or priority of this Deed of Trust or any action or proceeding is commenced to which Trustee or Beneficiary is or becomes a party, or (d) the taking, holding or servicing of this Deed of Trust by or on behalf of Beneficiary is alleged to subject Trustee or Beneficiary to any civil or criminal fine or penalty, or (e) Beneficiary's review and approval of any document, including, but without limiting the generality of the foregoing, any Sublease, is requested by Grantor or required by Beneficiary, then, in any such event, all such costs, expenses and fees incurred by Trustee and Beneficiary, as the case may be, in connection therewith (including, but without limiting the generality of the foregoing, any civil or criminal fines or penalties and reasonable attorneys' fees, costs and disbursements) (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Property prior to any right or title to, interest in, or claim upon, the Property subordinate to the lien of this Deed of Trust, and (iii) shall be payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Trustee or Beneficiary, as the case may be, to the date of repayment to Trustee or Beneficiary, as the case may be. In any action to enforce any remedy under this Deed of Trust, including, but without limiting the generality of the foregoing, sale of the Property by Trustee pursuant to the power of sale provided herein or otherwise, or to recover or collect the Indebtedness or any portion thereof, the provisions of this Article 17 with respect to the recovery of costs, expenses, disbursements and penalties shall prevail unaffected by the provisions of any Legal Requirement with respect to the same to the extent that the provisions of this Article 17 are not inconsistent therewith or violative thereof.

     18. Defaults. (a) The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a default ("Default") hereunder:

               (i) an "Event of Default" under the Indenture;

               (ii) subject to Grantor's right to contest the same pursuant to, and in accordance with, the provisions of Article 11 hereof, the failure to pay any Imposition or any installment on account thereof or any Insurance Premiums when due and payable within ten (10) days of notice by Beneficiary of such failure, provided, however, that Beneficiary shall not be required to give such notice on more than two occasions in any one calendar year; or

               (iii) the failure to furnish  Beneficiary,  within five
     (5) days after request by Beneficiary, with receipted tax bills or other proof of payment of the Impositions required to be paid hereunder or of any Insurance Premiums for the insurance required to be provided hereunder by not later than the dates on which such Impositions or Insurance Premiums must be paid so as not to constitute a Default hereunder; or

               (iv) the failure (x) after five (5) days from notice by Beneficiary, to keep in full force and effect the insurance required by this Deed of Trust, or (y) to assign and deliver to Beneficiary the policy or policies of insurance required to be provided hereunder in accordance with the provisions hereof; or

               (v) the failure to cure any actual or threatened waste, removal, or demolition of, or material alteration to, the Real Estate or any portion thereof within twenty (20) days of knowledge of any such condition; or

               (vi) subject to Grantor's right to contest the same pursuant to, and in accordance with, the provisions of Article 11 hereof, the failure (x) to comply with any Legal Requirement or to cure any violation or notice of violation of any Legal Requirement within ten (10) days after the issuance thereof, or
     (y) to comply with any requirement of any insurance company issuing any policy of insurance required to be provided hereunder; or


               (vii) if the Real Estate or any portion thereof shall be damaged, destroyed or injured by fire or other casualty, or if there shall be a Taking and, in either of such cases, if Grantor shall fail to restore the Buildings and the Fixtures in accordance with the provisions hereof or in accordance with the terms of the Indenture; or

               (viii) if (x) subject to the provisions of Article 9 hereof, Grantor shall make any new or additional mortgages on the Property or any portion thereof (whether superior or junior to the lien of this Deed of Trust and whether recourse or non-recourse) unless any such mortgage shall secure a loan made by Beneficiary to Grantor, or (y) subject to the provisions of
     Article 9 hereof, except for the Permitted Encumbrances, Grantor otherwise shall encumber the Property or any portion thereof, or
     (z) subject to the provisions of Article 10 and Article 11 hereof and the Indenture, Grantor creates, permits or suffers any lien, claim, charge or encumbrance of any kind or nature whatsoever to be recorded against the Property or any portion thereof; or

               (ix) if, subject to the provisions of Article 9 hereof and the Indenture, Grantor shall (x) sell, transfer, assign or convey the Property or any portion thereof or any interest therein (by operation of law or otherwise), or (y) lease or sublease all or any portion of the Real Estate except in accordance with the provisions of Article 12 hereof, or (z) assign or encumber the Rents or any portion thereof; or

               (x) if, subject to the provisions of Article 33 hereof, a default under the Lease shall occur and be continuing after applicable notice and grace periods set forth in the Lease or Grantor shall fail to perform its material obligations under the Lease.

     19. Remedies. (a) Upon the occurrence of any Default hereunder, Beneficiary, or by its agents or attorneys and when requested to do so by Beneficiary, Trustee, may, without notice, presentment, demand or protest, all of which are hereby expressly waived by Grantor to the extent permitted by applicable law, take such action as Beneficiary deems advisable, in its sole discretion, to protect and enforce the rights of Trustee and Beneficiary in and to the Property, including, but without limiting the generality of the foregoing, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary hereunder or at law or in equity:

               (i) Beneficiary may declare the entire amount of the Indebtedness immediately due and payable. Thereupon, all of the other Obligations also shall become immediately due and payable.

               (ii) Beneficiary may, without releasing Grantor from any Obligation under this Deed of Trust or any other any Loan Document and without waiving any Default, exercise any of its rights and remedies under Article 15 hereof.

               (iii) Beneficiary, upon notice to Grantor given in accordance with applicable law, may elect to cause the Property or any portion thereof to be sold in accordance with the provisions hereof.

               (iv) Beneficiary may elect to (x) institute and maintain an action with respect to the Property under any other Loan Document, or (y) take such other action as may be allowed at law or in equity for the enforcement of this Deed of Trust, the Additional Mortgages and the other Loan Documents. Beneficiary may proceed in any such action to final judgment and execution thereon for the whole of the Indebtedness, together with interest thereon at the Interest Rate, from the date on which Beneficiary shall cause the same to be declared due and payable to the date of repayment to Beneficiary, and all costs of any such action, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements.

               (v) Beneficiary may, without releasing Grantor from any
     Obligation under this Deed of Trust, and without waiving any Default, enter upon and take possession of the Real Estate or any portion thereof, either personally or by its agents, nominees, managers or receivers or attorneys, and dispossess Grantor and its agents and servants therefrom and, thereupon, Beneficiary may
     (x) use, manage and operate the Real Estate and the business conducted upon the Real Estate for any lawful purpose (and, either by purchase, repairs or construction may maintain and restore the Real Estate) and may conduct the business thereof and
     (y) exercise all rights and powers of Grantor with respect to the Property, either in the name of Grantor or otherwise, including, but without limiting the generality of the foregoing, the right to make, cancel, enforce or modify the Subleases, obtain and evict sublessees, establish or change the amount of any Rents and the manner of collection thereof and perform any acts which Beneficiary deems proper, in its sole discretion, to protect the security of this Deed of Trust. After deduction of all costs and expenses of operating and managing the Real Estate, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements, administration expenses, management fees and brokers' commissions, satisfaction of liens on any of the Property, payment of Impositions, claims and Insurance Premiums, invoices of persons who may have supplied goods and services to or for the benefit of any of the Property and all costs and expenses of the maintenance, repair, Restoration, alteration or improvement of any of the Property, Beneficiary may apply the Rents received by Beneficiary to payment of the Indebtedness or performance of the Obligations. Beneficiary may apply the Rents received by Beneficiary to the payment of any or all of the foregoing in such order and amounts as Beneficiary, in its sole discretion, may elect. Beneficiary may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and the obligations of the sublessees under the Subleases enforced and Beneficiary may waive or fail to enforce any right or remedy of the sublessor under any Sublease.

               (vi) Beneficiary may disaffirm and cancel any Sublease affecting the Real Estate or any portion thereof at any time during the period that it is exercising its remedies under this
     Article 19, even though Beneficiary shall have enforced such Sublease, collected Rents thereunder or taken any action that might be deemed by law to constitute an affirmance of such Sublease. Such disaffirmance shall be made by notice addressed to the sublessee at the Real Estate or, at Beneficiary's option, such other address of the sublessee as may be set forth in such Sublease.

          (b) If Beneficiary elects to cause the Property or any portion thereof to be sold, Trustee shall sell the Property in accordance with the following:

               (i) Trustee may cause any such sale or other disposition to be conducted immediately or, if any grace period is provided herein, immediately following the expiration of the applicable grace period (or immediately upon the expiration of any redemption or reinstatement period required by law and not waivable by Grantor) or Trustee may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. If the Property consists of several known parcels or lots, Beneficiary may designate the order in which such parcels or lots shall be sold or offered for sale. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause Trustee to conduct such sales simultaneously, or successively, on the same day, or at such different days or times and in such order, as Beneficiary may deem to be in its best interest.

               (ii) Upon Beneficiary's election to sell the Property or any portion thereof, Beneficiary shall deliver to Trustee a written declaration of default and demand for sale and a written notice of default and election to cause the Property to be sold, which notice Trustee shall cause to be duly filed for record. Beneficiary shall also deposit with the Trustee this Deed of Trust, the Indenture and all documents evidencing the expenditures secured hereby. After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Grantor, shall sell the Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. If the Property consists of several known lots or parcels, Beneficiary may designate the order in which such parcels shall be sold or offered for sale. Any person, including Grantor, Trustee or Beneficiary, may purchase at such sale. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributable to Beneficiary against part of the Indebtedness in lieu of paying cash. Beneficiary, from time to time, also may rescind any such notice of Default and notice of its election to sell the Property. The exercise by Beneficiary of such right of postponement or rescission shall not constitute a waiver of any Default then existing or subsequently occurring nor impair the right of Beneficiary to give notice of Default and notice of its election to sell the property nor otherwise affect any provision of this Deed of Trust, the Indenture or any other Loan Document.

               (iii) Any person, including Grantor, Beneficiary or Trustee may bid and purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the Property or the portion thereof so sold, but without any covenant or warranty whatsoever, express or implied.

               (iv) In the event of a sale or other disposition of the Property or any portion thereof and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as the Default hereunder, the giving of notice of such Default and notice of sale, demand that such sale should be made, postponement of such sale, the terms of sale, the sale, the purchase, payment of purchase money and other facts affecting the regularity or validity of such sale or disposition shall be conclusive proof of the truth of such facts and any such deed or conveyance shall be conclusive against all persons as to all matters and facts recited therein.

               (v) The proceeds of any sale, disposition or other realization upon all or any part of the Property shall be distributed by Beneficiary in the following order of priorities unless otherwise provided by applicable law:

               First, to the payment of the costs and expenses of such sale, including, without limitation, all expenses of Beneficiary and its agents including the reasonable fees, at normal rates, and reasonable expenses of its counsel, and all expenses, liabilities and advances made or incurred by Beneficiary in connection therewith;

               Second, to the Holders for amounts due and unpaid on the Indebtedness for interest, ratably, without preference or priority of any kind;

               Third, to the Holders for amounts due and unpaid on the
     Indebtedness  for  principal,   ratably,  without  preference  or
     priority of any kind;

               Fourth, to the Holders, pro rata, for the payment in full of the other outstanding Obligations; and

               Finally, after payment in full of all the secured Obligations, to the payment of Grantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (c) Further, Grantor hereby consents to the appointment of a receiver or receivers of the Property and of all of the earnings, revenues, rents, issues, profits and income thereof. After the occurrence of any such default or upon the commencement of any proceedings to foreclose this Deed of Trust or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Trustee or Beneficiary hereunder, Beneficiary shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Deed of Trust indebtedness, forthwith either before or after declaring the entire amount of the Indebtedness to be due and payable, to the appointment of such a receiver or receivers. Such receiver shall be authorized and empowered to enter upon and take possession of the Property and to collect all rents and apply the same as the court may direct, and any such receiver shall be entitled to hold, store, use, operate, manage and control the Property and conduct the business thereof as Beneficiary would be entitled to pursuant to the provisions of this Deed of Trust. All fees and expenses of such receiver shall be added to the amounts secured by this Deed of Trust. Beneficiary shall be liable to account only for such rents actually received by Beneficiary. Notwithstanding the appointment of any receiver or other custodian or trustee of Grantor, or of any of the Property, or any other property of Grantor, or any part thereof, Beneficiary shall be entitled to retain possession and control of any property at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

          (d) The remedies and rights granted to Beneficiary and Trustee hereunder are cumulative and are not in lieu of, but are in addition to, and shall not be affected by the exercise of, any other remedy or right available to Beneficiary or Trustee whether now or hereafter existing either at law or in equity or under this Deed of Trust or any other Loan Document.

          (e) Except as otherwise provided herein, any sale of the Property pursuant to this Deed of Trust, without further notice, shall create the relation of landlord and tenant at sufferance between the purchaser and Grantor or any person holding possession of the Real Estate through Grantor, and upon failure of Grantor or such person to surrender possession thereof immediately, Grantor, or such person may be removed by a writ of possession of the purchaser, either in the Superior Court having venue or in any other court hereafter having venue.

     20. Security Agreement under Uniform Commercial Code. It is the intention of Grantor and Beneficiary that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State in which the Property is located and Beneficiary is hereby granted a security interest in any and all of the Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real property. Notwithstanding the filing of a financing statement covering any of the Property in the records normally pertaining to personal property, all of the Property, for all purposes and in all proceedings, legal or equitable, shall be regarded, at Beneficiary's option (to the extent permitted by law), as part of the Real Estate whether or not any such item is physically attached to the Real Estate or serial numbers are used for the better identification of certain items. The mention in any such financing statement of any of the Property shall never be construed in any way as derogating from or impairing this declaration and hereby stated intention of Grantor, Trustee and Beneficiary that such mention in the financing statement is hereby declared to be for the protection of Beneficiary in the event any court shall at any time hold that notice of the priority of this Deed of Trust, to be effective against any third party, including the Federal government or any authority or agency thereof, must be filed in the Uniform Commercial Code records. Grantor agrees to execute, as debtor, such financing statements as Beneficiary may now or hereafter reasonably request in order that such security interest or interests may be perfected pursuant to such laws. Pursuant to the provisions of the Uniform Commercial Code, Grantor hereby authorizes Trustee and Beneficiary, without the signature of Grantor, to execute and file financing and continuation statements if Beneficiary shall determine, in its sole discretion, that such financing or continuation statements are necessary or advisable in order to preserve or perfect its security interest in the Fixtures covered by this Deed of Trust, and Grantor shall pay to Beneficiary, on demand, any expenses incurred by Trustee and Beneficiary in connection with the preparation, execution and filing of such statements that may be filed by Trustee or Beneficiary.

     Upon the occurrence of any Default, Beneficiary shall have all of the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") of the State of California and specifically the right to direct notice and collections of any obligation owing to grantors by any lessee. In addition to its rights to foreclose this Deed of Trust, Beneficiary shall have the right to sell the personal property or any part thereof, or any further, or additional, or substituted personal property, at one or more times, and from time to time, at public sale or sales or at private sale or sales,on such terms as to cash or credit, or partly for cash and partly on credit, as Beneficiary may deem proper. Beneficiary shall have the right to become the purchaser at any such public sale or sales, free and clear of any and all claims, rights or equity of redemption in Grantor, all of which are hereby waived and released. Grantor shall not be credited with the amount of any part of such purchase price, unless, until and only to the extent that (a) such payment is actually received in cash or (b) Beneficiary is the successful bidder. Notice of public sale, if given, shall be sufficiently given, for all purposes, if published not less than seven (7) days prior to any sale, in any newspaper of general circulation distributed in the city in which the property to be sold is located or as otherwise required by the Code. The net proceeds of any sale of the personal property which may remain after the deduction of all costs, fees and expenses incurred in connection therewith, including, but not limited to, all advertising expenses, broker's or brokerage commissions, documentary stamps, recording fees, foreclosure costs, stamp taxes and counsel fees, shall be credited by Beneficiary against the liabilities, obligations and indebtedness of Grantor to Beneficiary secured by this Deed of Trust and evidenced by the Indebtedness. Any portion of the personal property which may remain unsold after the full payment, satisfaction and discharge of all of the liabilities, obligations and indebtedness of Grantor to Beneficiary shall be returned to the respective parties which delivered the same to Beneficiary. If at any time Grantor or any other party shall become entitled to the return of any of the personal property hereunder, any transfer or assignment thereof by Beneficiary shall be, and shall recite that the same is, made wholly without representation or warranty whatsoever by, or recourse whatsoever against Beneficiary.

     21. Additional Representations and Warranties. Grantor represents and warrants that: (a) Grantor is a corporation duly organized and validly existing and in good standing under the laws of the State of Indiana; (b) Grantor is qualified to do business in the State in which the Property is located; (c) Grantor has the requisite power and lawful authority to execute and deliver this Deed of Trust, the Indenture and the other Loan Documents executed and delivered by it and to perform the Obligations; (d) the execution and delivery of this Deed of Trust, the Indenture and the other Loan Documents by Grantor and performance of its obligations under this Deed of Trust, the Indenture and the other Loan Documents will not result in the Grantor being in default under any provision of its Certificate of Incorporation or By-Laws or of any mortgage, document, instrument, deed of trust, credit or other agreement to which it is a party or by which its assets are bound; (e) Grantor has the requisite power and lawful authority to encumber the Property in the manner herein set forth; (f) the Board of Directors of Grantor has duly authorized the execution and delivery of this Deed of Trust, the Indenture and the other Loan Documents and there is no provision in Grantor's Certificate of Incorporation or By-Laws requiring any other approvals or consents for the execution and delivery of this Deed of Trust, the Indenture and the other Loan Documents; (g) on the date hereof, no portion of the Buildings or the Fixtures have been damaged, destroyed or injured by fire or other casualty which is not now fully restored; (h) Grantor has all necessary licenses, authorizations, registrations and approvals to own, use, occupy and operate the Real Estate and has full power and authority to carry on its business at the Real Estate as currently conducted and has not received any notice of any violation of any Legal Requirement; (i) as of the date hereof, Grantor has not received any notice of any Taking of the Property or any portion thereof and Grantor has no knowledge that any such Taking is contemplated; (j) Grantor is a business and commercial organization, and the transaction reflected in, and effectuated by, the Loan Documents is made solely to acquire or carry on a business and commercial enterprise; and (k) there are no Subleases affecting the Real Estate or any portion thereof except for those Subleases referred to in Exhibit B hereof.

     22. No Waivers, Etc. A failure by Trustee or Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms, covenants, conditions and provisions hereof and Trustee and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms, covenants, conditions and provisions of this Deed of Trust to be performed by Grantor. No delay or omission of Trustee or Beneficiary in the excuse of any right or power occurring upon any Default shall impair such right or power or shall be construed to be a waiver thereof or acquiescence therein and every right, power and/or remedy granted by this Deed of Trust to Trustee and/or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary.

     Without affecting the personal liability of any person, including Trustor (other than any person released pursuant hereto), for the payment of the indebtedness secured hereby, and without affecting the lien of this Deed of Trust for the full amount of the indebtedness remaining unpaid upon any property not reconveyed pursuant hereto, Beneficiary and Trustee are respectively authorized and empowered as follows: Beneficiary may, at any time and from time to time, either before or after the expiration of the Indenture, and without notice: (a) release any person liable for the payment of any of the indebtedness, (b) make any agreement extending the time or otherwise altering the terms of payment of any of the indebtedness, (c) accept additional security therefor of any kind and (d) release any property, real or personal, securing the indebtedness.

     23. Trust Funds. (a) All deposits made as security under any Subleases shall be treated as trust funds, shall not be commingled with any other funds of Grantor and shall be held in accordance with the provisions of any other applicable Legal Requirements. Within ten (10) days after request by Beneficiary, Grantor shall furnish Beneficiary with evidence, satisfactory to Beneficiary, in its sole discretion, of compliance with this Paragraph 23(b), together with a certified statement of the amount of all of the security deposited by sublessees and copies of all Subleases not theretofore delivered to Beneficiary.

          (b) On and after the occurrence of a Default, Grantor shall pay all rents, issues and profits thereafter received by Grantor from the Property to Beneficiary and to the extent not paid shall hold such amounts as trust funds for the benefit of Beneficiary and such rent, issues and profits shall be deemed "cash collateral" of Beneficiary under Title 11 of the United States Code.

     24. Additional Rights. The holder of any subordinate lien on the Property shall have no right to terminate any Sublease whether or not such Sublease is subordinate to this Deed of Trust.

     25. Waivers by Grantor. (a) Grantor hereby waives all errors and imperfections in any proceedings instituted by Trustee or Beneficiary under this Deed of Trust, the Indenture or any other Loan Document and all benefit of any present or future statute of limitations or any other present or future statute, law, stay, moratorium, appraisal or valuation law, regulation or judicial decision which, nor shall Grantor at any time insist upon or plead, or in any manner whatsoever, claim or take any benefit or advantage of any such statute, law, stay, moratorium, regulation or judicial decision which (i) provides for the valuation or appraisal of the Property prior to any sale or sales thereof which may be made pursuant to any provisions herein or pursuant to any decree, judgment or order of any court of competent jurisdiction, (ii) exempts any of the Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution, (iii) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption or extension of time for payment, (iv) requires Trustee or Beneficiary to institute proceedings prior to any sale of the Property or prior to exercising any other remedy afforded Trustee or Beneficiary hereunder in the event of a Default, (v) affects any of the terms, covenants, conditions or provisions of this Deed of Trust, or (vi) conflicts with or may affect, in a manner which may be adverse to Trustee or Beneficiary, any provision, covenant, condition or term of this Deed of Trust, the Indenture or any other Loan Document, nor shall Grantor at any time after any sale or sales of the Property pursuant to any provision herein claim or exercise any right under any present or future statute, law, stay, moratorium, regulation or judicial decision to redeem the Property or the portion thereof so sold.

          (b) Grantor hereby waives the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and there shall be no requirement for marshalling of assets. Grantor hereby waives any rights it may have under applicable law relating to the prohibition of obtaining a deficiency judgment by Beneficiary against Grantor.

          (c) GRANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY.

     26. Failure to Consent. If Grantor shall seek the approval by, or the consent of, either Beneficiary or Trustee hereunder or under any other Loan Document, and either Beneficiary or Trustee shall fail or refuse to give such consent or approval, Grantor shall not be entitled to any damages for any withholding or delay of such consent by either Beneficiary or Trustee, it being intended that Grantor's sole remedy shall be to bring an action for an injunction or specific performance, which remedy of an injunction or specific performance shall be available only in those cases in which either Beneficiary or Trustee has expressly agreed hereunder or under any other Loan Document not to unreasonably withhold or delay its consent or approval. Beneficiary agrees that, when asked for approval or consent by Grantor, Beneficiary shall act in a manner reasonably consistent with the actions of other institutional lenders when asked for approval or consent in transactions of the type described in the Loan Documents.

     27. No joint Venture or Partnership. Grantor and Beneficiary intend that the relationship created hereunder be solely that of grantor and beneficiary or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Grantor and Beneficiary nor to grant Beneficiary any interest in the Property other than that of beneficiary or lender.

     28. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either Grantor, Trustee or Beneficiary, or whenever either Grantor, Trustee or Beneficiary shall desire to give or serve upon the other any such communication with respect to this Deed of Trust or the Property, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) If to Beneficiary,

              The Bank of New York
              101 Barclay Street - 21W
              New York, New York  10286
              Attention:  Corporate Trust - Trustee Administration

              With a copy to

              Milbank, Tweed, Hadley & McCloy
              1 Chase Manhattan Plaza
              New York, New York 10004
              Attention: Douglas R. Davis, Esq.

          (b) If to Trustee,

              Chicago Title Company
              925 B Street
              San Diego, California 92101
              Attention: General Counsel; and

          (c) If to Grantor,

              Anacomp, Inc.
              11550 North Meridian Street
              Carmel, Indiana  46032
              Attention: Vice President, Real Estate

              With a copy to

              Cadwalader, Wickersham & Taft
              100 Maiden Lane
              New York, New York  10038
              Attention:  Real Estate Managing Partner

or to such other address as Grantor, Trustee or Beneficiary may substitute by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) days after the same shall have been deposited with the United States mails. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated herein to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     29. Inconsistency with the Indenture. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Deed of Trust and the terms, covenants, conditions and provisions set forth in the Indenture, then, unless this Deed of Trust expressly provides otherwise, the terms, covenants, conditions and provisions of the Indenture shall prevail.

     30. Substitution or Resignation of Trustee. (a) Beneficiary may, without notice or cause and in Beneficiary's sole discretion, substitute a successor or successors to any Trustee named herein or acting hereunder to execute this Deed of Trust or may fill a vacancy in the position of Trustee hereunder. Upon such appointment, and without conveyance to the successor Trustee, the latter shall be vested with all title, powers and duties conferred upon any Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written instrument executed and acknowledged by Beneficiary, containing reference to this Deed of Trust and its place of record, which, when recorded in the office in which this Deed of Trust is recorded, shall be conclusive proof of the proper appointment of such successor Trustee.

          (a) Trustee may resign by written instrument executed by Trustee, containing reference to this Deed of Trust and its place of record, which, when recorded in the office in which this Deed of Trust is recorded, and when delivered to Beneficiary in accordance with Article 26 hereof, shall be conclusive proof of the resignation of Trustee. Upon such resignation, Beneficiary may appoint a successor Trustee in accordance with Paragraph 28(a) hereof.

     31. Conveyance by Trustee/Derfeasance. Upon receipt by Trustee of written notice from Beneficiary that the Indebtedness shall have been fully paid pursuant to the terms hereof and the other Loan Documents and the Obligations fully performed in accordance with the provisions hereof and the other Loan Documents, Trustee shall reconvey the Property, without warranty, to Grantor or such person or persons lawfully entitled thereto.

     32. No Modification; Binding Obligations. This Deed of Trust may not be modified, amended, discharged or waived in whole or in part except by an agreement in writing signed by Grantor and Beneficiary. The covenants, grants, terms, agreements, provisions and conditions of this Deed of Trust shall run with the Land and shall bind Grantor and the heirs, distributees, personal representatives, successors and assigns of Grantor and all present and subsequent owners, encumbrancers, lessees and sublessees of any of the Property and shall inure to the benefit of Beneficiary and its respective successors, assigns and endorsees.

     33. Leasehold Provisions. (a) Grantor hereby covenants, warrants and represents as follows:

               (i) the Lease is in full force and effect, unmodified by any writing or otherwise except as provided in Exhibit D;

               (ii) all rent, additional rent and/or other charges reserved in or payable under the Lease have been paid to the extent that they are payable to the date hereof;

               (iii) Grantor enjoys the quiet and peaceful possession of the Leasehold Estate;

               (iv) Grantor has not delivered or received any notices of default under the Lease and is not in default under any of the terms of the Lease and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default under the Lease;

               (v) the lessor under the Lease is not in default under any of the terms of the Lease on its part to be observed or performed;

               (vi) Grantor has delivered to Beneficiary a true, accurate and complete copy of the Lease;

               (vii) Grantor promptly shall pay the rent and all other sums and charges mentioned in, and payable under, the Lease;

               (viii) Grantor promptly shall perform and observe all of the terms, covenants and conditions required to be performed and observed by the lessee under the Lease, the breach of which could permit any party to the Lease to validly terminate the Lease (including, but without limiting the generality of the foregoing, any payment obligations), shall do all things necessary to preserve and to keep unimpaired its rights under the Lease, shall not waive, excuse or discharge any of the obligations of the lessor under the Lease without Beneficiary's prior written consent in each instance and shall diligently and continuously enforce the obligations of the lessor under the Lease;

               (ix) Grantor shall not do, permit or suffer any event or omission as a result of which there could occur a default under the Lease or any event which, with the giving of notice or the passage or time, or both, would constitute a default under the Lease which could permit any party to the Lease to validly terminate the Lease (including, but without limiting the generality of the foregoing, a default in any payment obligation);

               (x) Grantor shall not cancel, terminate, surrender, modify or amend or in any way alter or permit the alteration of any of the provisions of the Lease or agree to any termination, amendment, modification or surrender of the Lease without Beneficiary's prior written consent in each instance;

               (xi) Grantor shall deliver to Beneficiary copies of any notice of default by any party under the Lease, or of any notice from the lessor under the Lease of its intention to terminate the Lease or to re-enter and take possession of the Property, immediately upon delivery or receipt of such notice, as the case may be;

               (xii) Grantor shall promptly furnish to Beneficiary copies of such information and evidence as Beneficiary may request concerning Grantor's due observance, performance and compliance with the terms, covenants and conditions of the Lease;

               (xiii) Grantor shall not consent to the subordination of the Lease to any mortgage of the fee interest in the Property;

               (xiv) any default under the Lease or any failure by Grantor perform its obligations under the Lease shall constitute a Default hereunder; and

               (xv) Grantor, at its sole cost and expense, shall execute and deliver to Beneficiary, within five (5) days after request, such documents, instruments or agreements as may be required to permit Beneficiary to cure any default under the Lease.

          (b) In the event of default by Grantor in the performance of any of its obligations under the Lease, including, but without limiting the generality of the foregoing, any default in the payment of any sums payable thereunder, then, in each and every case, Beneficiary may, at its option, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Grantor thereunder in the name of and on behalf of Grantor. Grantor shall, on demand, reimburse Beneficiary for all advances made and expenses incurred by Beneficiary in curing any such default (including, without limiting the generality of the foregoing, reasonable attorneys' fees and disbursements), together with interest thereon computed at the Interest Rate from the date that such advance is made, to and including the date the same is paid to Beneficiary.

          (c) Grantor shall give Beneficiary notice of its intention to exercise each and every option, if any, to extend the term of the Lease, at least thirty
(30) days prior to the expiration of the time to exercise such option under the terms thereof. If Grantor intends to extend the term of the Lease, it shall deliver to Beneficiary, with the notice of such decision, a copy of the notice of extension delivered to the lessor thereunder, together with the terms and conditions of such extension.

          (d) Grantor shall obtain and deliver to Beneficiary within twenty (20) days after written demand by Beneficiary, an estoppel certificate from the lessor under the Lease setting forth, to the extent provided for in the Lease,
(i) the name of the lessee and the lessor thereunder, (ii) that the Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification),
(iii) the basic rent payable under the Lease, (iv) the date to which all rental charges have been paid by the lessee under the Lease, (v) whether a notice of default has been received by the lessor under the Lease which has not been cured, and if such notice has been received, the date it was received and the nature of the default, (vi) whether there are any alleged defaults of the lessee under the Lease and, if there are, setting forth the nature thereof in reasonable detail, and (vii) if the lessee under the Lease shall be in default, the default.

          (e) Anything contained herein to the contrary notwithstanding, this Deed of Trust shall not constitute an assignment of the Lease within the meaning of any provision thereof prohibiting its assignment and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary shall be liable for the obligations of the lessee arising under the Lease for only that period of time which Beneficiary is in possession of the Property or has acquired, by foreclosure or otherwise, and is holding all of Grantor's right, title and interest therein.

          (f) It is hereby agreed that the fee title and Leasehold Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in either the lessor under the Lease, Grantor or a third party, whether by purchase or otherwise. If Grantor shall acquire fee title to the property leased to Grantor, or any other estate, title or interest in the property demised under the Lease, or any portion thereof, then, immediately upon Grantor's acquisition thereof, this Deed of Trust automatically shall spread to cover Grantor's interest in such leased property on the same terms, covenants and conditions as set forth herein. Upon such acquisition, Grantor, at its sole cost and expense, shall deliver to Beneficiary an ALTA Form B Mortgagee Title Insurance Policy issued by a reputable national title insurance company chosen by Beneficiary, insuring that this Deed of Trust, as so spread to cover Grantor's interest in such leased property, is a valid first lien on Grantor's interest therein, subject only to the Permitted Encumbrances. It is the intention of Grantor and Beneficiary that no documents, instruments or agreements shall be necessary to confirm the foregoing spread of this Deed of Trust to cover Grantor's interest in such leased property, as aforesaid, and that such spreader shall occur automatically upon the consummation of Grantor's acquisition of such estate, title or interest to such leased property. Notwithstanding the foregoing, Grantor shall make, execute, acknowledge and deliver to Beneficiary or so cause to be made, executed, acknowledged and delivered to Beneficiary, in form satisfactory to Beneficiary, all such further or other documents, instruments, agreements or assurances as may be required by Beneficiary to confirm the foregoing spread of this Deed of Trust to cover Grantor's interest in such leased property. Grantor shall pay all expenses incurred by Beneficiary in connection with the preparation, execution, acknowledgement, delivery and/or recording of any such documents, including but without limiting the generality of the foregoing, all filing, registration and recording fees and charges, documentary stamps, mortgage taxes, intangible taxes, and reasonable attorneys' fees, costs and disbursements.

          (g) Notwithstanding anything to the contrary contained herein, in the event of a conflict between the Lease and this Deed of Trust, Beneficiary agrees that is will not enforce the provisions of this Deed of Trust in a manner which shall cause a termination of the Lease; provided, however, that nothing contained herein shall be deemed to be a waiver of any of Beneficiary's rights hereunder or shall act to defeat the benefits to Beneficiary of this Deed of Trust, including, without limitation, the priority of the lien granted by this Deed of Trust and Beneficiary's rights to receive timely payment of the Indebtedness secured hereby.]

     34. Miscellaneous. The Article headings in this Deed of Trust are used only for convenience and are not part of this Deed of Trust and are not to be used in determining the intent of the parties or otherwise in interpreting this Deed of Trust. As used in this Deed of Trust, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (b) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage and/or deed of trust"; (c) "obligation" shall mean "obligation, duty, covenant and/or condition"; (d) "any of the Property" shall mean "the Property or any portion thereof or interest therein"; (e) "Person" shall mean "any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, but without limiting the generality of the foregoing, any instrumentality division, agency, body or department thereof)"; (f) "Stock" shall mean "all shares, options, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including, but without limiting the generality of the foregoing, common stock, preferred stock, and warrants or options for any of the foregoing"; and (g) "Subsidiary" shall mean, with respect to any Person, "any corporation of which an aggregate or more that fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person and/or more Subsidiaries of such Person." Any act which Trustee or Beneficiary is permitted to perform under this Deed of Trust, the Indenture or any other Loan Document may be performed at any time and from time to time by Trustee or Beneficiary or by any person or entity designated by Trustee or Beneficiary, as the case may be. Any act which is prohibited to Grantor under this Deed of Trust, the Indenture or any other Loan Document is also prohibited to all lessees of any of the Property. Each appointment of Beneficiary as attorney-in-fact for Grantor under this Deed of Trust, the Indenture or any other Loan Document shall be irrevocable and coupled with an interest. Beneficiary shall have the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction whenever such consent, approval, acceptance or satisfaction shall be required under any of the Loan Documents.

     35. Enforceability. This Deed of Trust shall be governed by, and construed in accordance with, the laws of the State in which the Property is located without regard to principles of conflicts of laws, except that the laws of the State of New York (without regard to principles of conflicts of laws) shall govern the resolution of issues arising under the Indenture to the extent that such resolution is necessary to the interpretation of this Deed of Trust. Whenever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Deed of Trust. Nothing in this Deed of Trust or in any other Loan Documents shall require Grantor to pay, or Beneficiary to accept, interest in an amount which would subject Beneficiary to penalty under applicable law. In the event that the payment of any interest due hereunder or under any of the other Loan Documents or a payment which is deemed interest, exceeds the maximum amount payable as interest under the applicable usury laws, such excess amount shall be applied to the reduction of the Indebtedness, and upon payment in full of the Indebtedness, shall be applied to the performance of the Obligations, and upon performance in full of the Obligations, shall be deemed to be a payment made by mistake and shall be refunded to Grantor.

     36. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.

     37. Additional Provisions. It shall be lawful for the Trustee, or Beneficiary, at its election, upon the occurrence of a Default, to commerce an action for the foreclosure of this Deed of Trust and to proceed thereon to judgment and execution for the recovery of all sums payable by Grantor pursuant to the terms of this Deed of Trust without further stay, any law, usage or custom to the contrary notwithstanding.

     Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or of any its Property, or of the Property, or any part thereof, the Trustee shall be entitled to retain possession and control of all property now or hereafter held under this Deed of Trust.

     Grantor hereby waives and relinquishes unto, and in favor of, Beneficiary, all benefit under all laws, now in effect or hereafter passed, to relieve Grantor in any manner from the obligations assumed and the obligation for which this Deed of Trust is security or to reduce the amount of the said obligation to any greater extent than the amount actually paid for the Property, in any judicial proceedings upon the said obligation, or upon this Deed of Trust.

     If Grantor shall default in the payment of any sums due pursuant to the terms of the Loan Documents (as that terms is defined in the or this Deed of Trust, such default shall be, and be deemed to be, an attempt by Grantor to avoid the prepayment premium payable pursuant to the terms of the Loan Documents and upon such default Beneficiary shall be entitled to collect such prepayment premium from Grantor with the same effect as if Grantor had voluntarily elected to prepay the principal sum evidenced by the Loan Documents.

     Neither Grantor nor any other person now or hereafter obligated for payment for all or any part of the indebtedness secured hereby shall be relieved of such obligation by reason of the failure of Beneficiary to comply with any request of Grantor or of any other person so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions hereof or of the under the Loan Documents or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured hereby, or by reason of any agreement or stipulation between any subsequent owner of the Property and Beneficiary extending the time of payment or modifying the terms hereof without first having obtained the consent of Grantor or such other person; and in the latter event Grantor and all other such persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary.

     Grantor shall pay to Beneficiary the maximum amount as may from time to time be permitted by law for furnishing in connection with the obligations secured hereby, each statement pursuant to any statute at the time then in force. Grantor shall pay Beneficiary's and Trustee's fees, charges and expenses for any other statement, information or services furnished by Beneficiary or Trustee in connection with the obligations secured hereby. Said services may include, but shall not be limited to, the processing by Beneficiary or Trustee, or both, of assumption, substitutions, modifications, extensions, renewals, subordinations, rescissions, changes of owner, recordation of map, plat or record of survey, grants of easements, and full and partial reconveyances, and the obtaining by Beneficiary of any policies of insurance pursuant to any of the provisions contained in this Deed of Trust.

     No offset or claim which Grantor now or may in the future have against Beneficiary shall relieve Grantor from paying sums due or performing any other obligation herein or secured by.

     To the extent that the grant to the Trustee shall be ineffective, this Deed of Trust is a mortgage with power of sale, with Grantor being the mortgagor and Beneficiary being the mortgagee, and Beneficiary shall be entitled to all of the rights of the Trustee hereunder with respect to the enforcement of this instrument and the power of sale granted hereunder.

     Simultaneously with, and in addition to, the execution of this Deed of Trust, Grantor has executed and delivered as security for the Indenture a mortgage or deed of trust on parcels of property located in other states, which conforms to the laws, customs and practices of the jurisdiction in which each of such parcels is located and within which such mortgage or deed of trust is being recorded. Grantor agrees that the occurrence of an Default hereunder, or under any of such other mortgages or deeds of trusts, shall be an Default under each and every one of such mortgages and deeds of trust, including this Deed of Trust, permitting Beneficiary to proceed against any or all of the property comprising the Property or against any other security for the Indenture in such order as Beneficiary in its sole and absolute discretion may determine. Grantor hereby waives, to the extent permitted by applicable law, the benefit of any statute or decision relating to the marshalling of assets which is contrary to the foregoing. Beneficiary shall not be compelled to release or be prevented from foreclosing this instrument or any other instrument securing the Indenture unless all Indebtedness evidenced by the Indenture and all items hereby secured shall have been paid in full and Beneficiary shall not be required to accept any part or parts of any property securing the Indenture as distinguished from the entire whole thereof, as payment of or upon the Indenture to the extent of the value of such part or parts, and shall not be compelled to accept or allow any apportionment of the indebtedness evidenced by the Indenture to or among any separate parts of said property.


     IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed and acknowledged under seal the day and year first above written.

(Corporate Seal)                      ANACOMP, INC., Grantor


                                      By:___________________________
                                         Name:
                                         Title:

STATE OF ________________)
                         )ss.
COUNTY OF _______________)

                  On  _________,   199___,   before  me,   ____________________,
personally appeared __________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal.


                  ------------------------------
                  Notary Public in and for said
                  County and State

                                                                           Poway

                                   Exhibit A


PARCELS 101, 102 AND A PORTION OF PARCEL 103 IN THE CITY OF POWAY, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AS SHOWN AT PAGE 16320 OF PARCEL MAPS FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 10, 1990 DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEASTERLY CORNER OF PARCEL 105 OF PARCEL MAP 16320
NORTH 39 DEGREES 45' 33" WEST 618.40 FEET; THENCE,
NORTH 00 DEGREES 07' 57" EAST 584.60 FEET; THENCE,
SOUTH 88 DEGREES 28' 24" EAST 290.00 FEET; THENCE,
SOUTH 82 DEGREES 46' 00" EAST 506.32 FEET; THENCE,
SOUTH 63 DEGREES 08' 00" EAST 170.54 FEET; THENCE,
NORTH 38 DEGREES 08' 00" EAST 253.23 FEET; THENCE,
SOUTH 03 DEGREES 51' 02" WEST 673.92 FEET; THENCE,
SOUTH 87 DEGREES 26' 00" WEST 482.83 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY WITH A RADIUS OF 324.50 FEET; THENCE, ALONG SAID CURVE CENTRAL ANGLE 60 DEGREES 48' 13" A LENGTH OF 344.37 FEET TO THE POINT OF BEGINNING, A RADIAL TO SAID CURVE BEARS NORTH 63 DEGREES 22' 13" WEST;

EXCEPTING THEREFROM ALL MINERALS, OILS, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND ALL UNDERGROUND WATER IN OR UNDER OR WHICH MAY BE PRODUCED FROM SAID PROPERTY WHICH UNDERLIES A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF SAID PROPERTY FOR THE PURPOSE OF PROSPECTING FOR, THE EXPLORATION, DEVELOPMENT, PRODUCTION, EXTRACTION AND TAKING OF SAID MINERALS, OIL, GAS, PETROLEUM, OTHER HYDROCARBON SUBSTANCES AND WATER FROM SAID PROPERTY BUT WITHOUT THE RIGHT TO ENTER UPON THE SURFACE OR ANY PORTION THEREOF ABOVE SAID PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF THE SAID PROPERTY FOR ANY PURPOSE WHATSOEVER.

                    Exhibit B - Description of the Subleases
                    ----------------------------------------



                                      None

                      Exhibit C - Permitted Encumbrances
                      ----------------------------------

                                   EXHIBIT D

                                LEASEHOLD ESTATE


                  12365 Crosthwaite Circle, Poway, California
                  -------------------------------------------

A Leasehold Estate as created by that certain Lease, dated March 5, 1991, between DAI Industrial Partnership, a California limited partnership, a California limited partnership as Landlord, and Anacomp, Inc., an Indiana corporation, as Tenant of which a Memorandum of Lease was recorded on August 2, 1991 as file number 91-0386554, of the Official Records of San Diego County, which Lease has been amended by that certain unrecorded First Amendment dated August 1, 1991, and further amended by that certain unrecorded Second Amendment dated September 18, 1991, and further amended by that certain unrecorded Fourth Amendment dated May 27, 1993, and further amended by that certain unrecorded Fifth Amendment dated March 20, 1995, and as amended by an Amended Memorandum of Lease dated March 20, 1995 and recorded March 21, 1995 as File No. 1995-116756 of Official Records and further amended by that certain Fifth Amendment dated March 1, 1996 and recorded ______________.